UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2020

Monster Beverage Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-18761	47-1809393
(Commission File Number)	(IRS Employer Identification No.)

1 Monster Way

Corona, California 92879
(Address of principal executive offices and zip code)

(951) 739 - 6200
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the recently announced organizational changes by The Coca-Cola Company (“TCCC”), TCCC has replaced Ms. Kathleen E. Ciaramello with Mr. James L. Dinkins as the designee of European Refreshments (“ER”), an indirect wholly owned subsidiary of TCCC, to the Board of Directors (the “Board”) of Monster Beverage Corporation (the “Company”), effective as of November 1, 2020.

Ms. Ciaramello has been the ER designee to the Board since June 2019 and, on October 26, 2020, Ms. Ciaramello informed the Company of her intention to resign from Board, effective as of November 1, 2020. Ms. Ciaramello noted that her resignation is not as a result of any disagreement with the Company, its management, the Board or any committee of the Board.

Mr. Dinkins will be the new ER designee to the Board and, on October 28, 2020, the Board elected Mr. Dinkins to serve as a director of the Company, effective as of November 1, 2020. Mr. Dinkins will receive customary fees and equity awards from the Company for serving as a director in accordance with the Company’s non-employee director compensation program.

Additional information on Mr. Dinkins is provided below:

James L. Dinkins—Senior Vice President and Senior Advisor of TCCC. Director of Coca-Cola FEMSA, S.A.B. de C.V. since 2020. Mr. Dinkins joined TCCC in 1988, serving in various account management, marketing and bottler franchise leadership roles with Coca-Cola USA until June 1999. He rejoined TCCC in August 2002 and held positions of increasing responsibility in Coca-Cola North America, including Chief Retail Sales Officer and President of the Minute Maid Business Unit. Mr. Dinkins was appointed President of Coca-Cola North America and elected Senior Vice President of TCCC effective January 1, 2018 until August 2020. Mr. Dinkins also serves on the board of governors of the Boys & Girls Clubs of America and is a trustee of The University of Georgia Foundation and Morehouse College. Mr. Dinkins has substantial business and leadership experience in the beverage industry.

A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release dated October 30, 2020.
Exhibit 104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline eXtensible Business Reporting Language).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monster Beverage Corporation

Date: October 30, 2020	/s/ Hilton H. Schlosberg
Hilton H. Schlosberg
Vice Chairman of the Board of Directors,
President and Chief Financial Officer